     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 28, 2000

                                            REGISTRATION STATEMENT NO. 333-32336
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------


                                AMENDMENT NO. 2

                                       TO
                                    FORM F-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         ------------------------------

                        INDEPENDENT ENERGY HOLDINGS PLC
             (Exact name of Registrant as specified in the charter)

                         ------------------------------

       ENGLAND AND WALES                       4911                        NOT APPLICABLE
(State or other jurisdiction of    (Primary Standard Industrial           (I.R.S. Employer
  corporation or organization)     Classification Code Number)         Identification Number)

                         ------------------------------

                                RADCLIFFE HOUSE
                                 BLENHEIM COURT
                        SOLIHULL, WEST MIDLANDS B91 2AA
                                 UNITED KINGDOM
                              011-44-121-705-1111
   (Address, including zip code, and telephone number, including area code of
                   Registrant's principal executive offices)
                         ------------------------------

                             CT CORPORATION SYSTEM
                                 1633 BROADWAY
                               NEW YORK, NY 10019
                                 (212) 664-1666
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                          Copies of communications to:

               RICHARD J. WILKIE                                 KEITH L. KEARNEY
   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.                   DAVIS POLK & WARDWELL
   711 LOUISIANA, SUITE 1900 -- SOUTH TOWER                      99 GRESHAM STREET
             HOUSTON, TEXAS 77002                                 LONDON EC2V 7NG
                (713) 220-5800                                    UNITED KINGDOM
                                                                011-44-171-418-1300

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If delivery of the prospectus is expected to made pursuant to Rule 434, please check the following box: [ ]

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS.

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following are estimated expenses, other than underwriting commissions, expected to be incurred by Independent Energy in connection with the issuance and distribution of the securities registered under this Registration Statement.

TO BE PAID BY REGISTRANT

Securities and Exchange Commission registration fee.........  $   67,035
NASD fees and expenses......................................      25,892
Printing and engraving expenses.............................     200,000
Legal fees and expenses.....................................     200,000
Accounting fees and expenses................................     100,000
Stamp duty expenses.........................................   1,300,000
Miscellaneous...............................................   3,007,073
                                                              ----------
          Total.............................................  $4,900,000
                                                              ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Except as hereinafter set forth, there is no provision of Independent Energy's Memorandum and Articles of Association or any contract, arrangement or statute under which any director or officer of Independent Energy is insured or indemnified in any manner against any liability that he may incur in his capacity as such.

     The Memorandum and Articles of Association of Independent Energy provide that, subject to the provisions of the Companies Act 1985, but without prejudice to any indemnity to which a director or officer might otherwise be entitled, every director or officer of Independent Energy shall be indemnified out of the assets of Independent Energy against any liability, loss or expenditure incurred by him in defending any proceedings, whether civil or criminal, which relate to anything done or omitted to be done or alleged to have been done or omitted to be done by him as an officer or auditor of Independent Energy and in which judgment is given in his favor or in which he is acquitted, or incurred in connection with any application in which relief is granted to him by the court from liability in respect of any such act or omission or from liability to pay any amount in respect of any such act or omission or from liability to pay any amount in respect of shares acquired by a nominee of Independent Energy.

     Section 310 of the Companies Act 1985 (as amended by the Companies Act
1989) provides as follows:

          "310. Provisions Exempting Officers and Auditors from Liability

          This section applies to any provision, whether contained in a company's articles or in any contract with the Company or otherwise, for exempting any officer of the Company or any person (whether an officer or not) employed by the Company as auditor from, or indemnifying him against any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Company.

             I. Except as provided by the following subsection, any such provision is void.

             II. This section does not prevent a company--

                A. from purchasing and maintaining for any such officer or auditor insurance against any such liability, or

                B. from indemnifying any such officer or auditor against any liability incurred by him--

                    1. in defending any proceedings (whether civil or criminal)
               in which judgment is given in his favor or he is acquitted, or

                    2. in connection with any application under Section 144(3)
               or (4) (acquisition of shares by innocent nominee) or Section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court."

     The Underwriters will each agree, severally, to indemnify Independent Energy's directors, Independent Energy's officers who sign the Registration Statement and Independent Energy's authorized representative in the U.S. from and against certain liabilities based on information relating to such Underwriter furnished in writing by such Underwriter expressly for use herein.

     Independent Energy has obtained directors' and officers' insurance coverage, which, subject to policy terms and limitations, includes coverage to reimburse Independent Energy for amounts that it may be required or permitted by law to pay directors or officers of Independent Energy.

ITEM 16. EXHIBITS


      EXHIBIT NO.                                DESCRIPTION
          1-             Form of Underwriting Agreement.
          3**            Memorandum and Articles of Association, as amended, of
                         Independent Energy.
          4.1**          Form of Deposit Agreement among Independent Energy Holdings
                         PLC, The Bank of New York, as Depositary, and the holders
                         from time to time of American Depositary Receipts evidencing
                         American Depositary Shares representing Ordinary Shares.
          4.2**          Form of American Depositary Receipt evidencing American
                         Depositary Shares representing Ordinary Shares (included in
                         Exhibit 4.1).
          5-             Opinion of Masons as to the legality of the Ordinary Shares.
          8.1-           Opinion of Masons as to U.K. tax matters relative to the
                         Ordinary Shares (included in the Prospectus relating to the
                         Ordinary Shares under "Taxation" with a confirmation
                         included in Exhibit 5).
          8.2-           Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. as to
                         U.S. tax matters relative to the Ordinary Shares (included in the Prospectus relating to the Ordinary Shares under
                         "Taxation" with a confirmation included in this Exhibit).
         10.1**          Accession Agreement to the Pooling an Settlement Agreement.
         10.2**          Carried Interest Agreement between Independent Energy UK
                         Limited and Altwood Petroleum Limited dated May 21, 1996.
         10.3**          Hive-up Agreement dated May 14, 1996 between Eukan Energy
                         Limited and Independent Energy UK Limited.
         10.4**          Hive-up Agreement dated May 14, 1996 between Elswick
                         Petroleum Limited and Independent Energy UK Limited.
         10.5**          Second Tier License to Supply Electricity for Independent
                         Energy UK Limited dated March 7, 1996.
         10.6**          Loan Note Instrument dated June 30, 1997 by Independent
                         Energy Holdings PLC with respect to L1,400,000 10% unsecured
                         Notes due 2002.
         10.7**          Warrant Instrument dated June 30, 1997 by Independent Energy
                         Holdings PLC with respect to 140,000 Warrants to purchase
                         ordinary shares.
         10.8**          Credit Agreement dated September 5, 1997 between Independent
                         Energy Holdings PLC, Independent Energy UK Limited Barclays
                         Bank PLC and several lenders (incorporated by reference to
                         Registration Statement No. 333-56223).

      EXHIBIT NO.                                DESCRIPTION
         10.9***         Letter Agreement regarding Amendment to Credit Agreement
                         dated June 4, 1998 between Independent Energy Holdings PLC,
                         Independent Energy UK Limited, Barclays Bank PLC and several lenders (incorporated by reference to Registration Statement
                         No. 333-56223).
         10.10***        Letter of Variation dated July 15, 1998 between Independent
                         Energy Holdings PLC, Independent Energy UK Limited and
                         Barclays Bank PLC (incorporated by reference to Registration
                         Statement No. 333-56223).
         10.11**         Master Equipment Lease Agreement dated April 19, 1996
                         between Machinery Acceptance Corporation and Independent
                         Energy UK Limited (incorporated by reference to Registration
                         Statement No. 333-56223).
         10.12***        Master Finance Lease Agreement dated June 17, 1997 between
                         Debis Financial Services Limited and Independent Energy UK
                         Limited (incorporated by reference to Registration Statement
                         No. 333-56223).
         10.13***        Lease Master Agreement dated October 30, 1997 between ING
                         Lease (UK) Limited and Independent Energy UK Limited
                         (incorporated by reference to Registration Statement No.
                         333-56223).
         10.14***        Agreement, dated July 8, 1999, for a Revolving Advance and
                         Letter of Credit Facility between Independent Energy UK
                         Limited, Independent Energy Holdings PLC, Barclays Capital,
                         Barclays Bank PLC and the financial institutions party
                         thereto.
         10.15***        License Farmout Agreement, dated January 11, 1999, between
                         Independent Energy UK Limited, ISO (U.K.) Limited, Archean
                         Energy (U.K.) Limited and Altwood Petroleum Limited.
         10.16***        License Buy-in Agreement, dated February 23, 1999, between
                         Independent Energy UK Limited and Vulcan Energy Limited.
         10.17+          Agreement dated October 22, 1999 for the sale and purchase of the stock of York Gas Limited between York Waterworks
                         Enterprises Limited, Independent Energy Holdings PLC and
                         Kelda Group PLC.
         10.18+          Marketing Agreement dated December 24, 1999 between
                         Independent Energy UK Limited, Independent Energy Holdings
                         PLC, Future Network Services Limited and Future Integrated
                         Telephony PLC
         10.19+          Deed of Variation dated February 2, 2000 between Independent
                         Energy UK Limited, Independent Energy Holdings PLC, Future
                         Network Services Limited and Future Integrated Telephony
                         PLC.
         10.20+          Supplemental Security Agreement, dated 6th March 2000,
                         relating to a Security Agreement, dated 21st October 1999, between Independent Energy UK Limited and Barclays Bank PLC, as agent.
         10.21+          Letter Agreement, dated 6th March 2000, relating to the
                         facility letter dated 21st October 1999, between Independent
                         Energy UK Limited, Independent Energy Holdings PLC and
                         Barclays Bank PLC.
         10.22+          Letter Agreement, dated 6th March 2000, relating to the
                         Revolving Advance and Letter of Credit Facility dated 8th
                         July 1999, between Independent Energy UK Limited,
                         Independent Energy Holdings PLC and Barclays Bank PLC, as
                         agent.
         10.23-          Letter Agreement, dated 6th March 2000, relating to the
                         Revolving Advance and Letter of Credit Facility dated 8th
                         July 1999, between Barclays Bank PLC, Donaldson, Lufkin &
                         Jenrette, Inc., Independent Energy UK Limited and
                         Independent Energy Holdings PLC.
         21-             List of Subsidiaries
         23.1-           Consent of Masons (included in Exhibit 5).

      EXHIBIT NO.                                DESCRIPTION
         23.2-           Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                         (included in Exhibit 8.2).
         23.3+           Consent of Pannell Kerr Forster.
         23.4+           Consent of Gaffney, Cline & Associates Ltd.
         24+             Powers of Attorney (included on the signature pages hereof)
         99***           Reserve Report of Gaffney, Cline & Associates Ltd., dated
                         August 10, 1999.


------------------------------

* Incorporated by reference from the Registration Statement on Form 20-F (File No. 0-23451) filed by Independent Energy with the Commission.

** Incorporated by reference from the Registration Statement on Form F-1 (File No. 333-56223) filed by Independent Energy with the Commission.

*** Incorporated by reference from the Registration Statement on Form F-3 (File No. 333-85719) filed by Independent Energy with the Commission.

+    To be filed

-    Filed herewith

+    Previously filed

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized on March 28, 2000.


                                            INDEPENDENT ENERGY HOLDINGS PLC
                                            (Registrant)

                                            By:     /s/ JOHN L. SULLEY
                                              ----------------------------------
                                                        John L. Sulley
                                                   Chief Executive Officer


                      SIGNATURE                                        TITLE                      DATE

                 /s/ JOHN L. SULLEY                      Chief Executive Officer and          March 28, 2000
-----------------------------------------------------      Director (Principal Executive
                   John L. Sulley                          Officer)

                          *                              Executive Director--Finance          March 28, 2000
-----------------------------------------------------      (Principal Financial and
                     Ian Stewart                           Accounting Officer)

                          *                              Executive Director--Operations       March 28, 2000
-----------------------------------------------------
                   Robert E. Jones

                          *                              Non-executive Chairman               March 28, 2000
-----------------------------------------------------
                  Herbert L. Oakes

                          *                              Non-executive Director               March 28, 2000
-----------------------------------------------------
                   Burt H. Keenan

                          *                              Non-executive Director and           March 28, 2000
-----------------------------------------------------      Authorized Representative in the
                  Jerry W. Jarrell                         United States

                          *                              Non-executive Director               March 28, 2000
-----------------------------------------------------
                    David O. May

                * /s/ JOHN L. SULLEY
-----------------------------------------------------
                   John L. Sulley
                  Attorney-in-Fact

                                 EXHIBIT INDEX


      EXHIBIT NO.                                DESCRIPTION
          1-             Form of Underwriting Agreement.
          3**            Memorandum and Articles of Association, as amended, of
                         Independent Energy.
          4.1**          Form of Deposit Agreement among Independent Energy Holdings
                         PLC, The Bank of New York, as Depositary, and the holders
                         from time to time of American Depositary Receipts evidencing
                         American Depositary Shares representing Ordinary Shares.
          4.2**          Form of American Depositary Receipt evidencing American
                         Depositary Shares representing Ordinary Shares (included in
                         Exhibit 4.1).
          5-             Opinion of Masons as to the legality of the Ordinary Shares.
          8.1-           Opinion of Masons as to U.K. tax matters relative to the
                         Ordinary Shares (included in the Prospectus relating to the
                         Ordinary Shares under "Taxation" with a confirmation
                         included in Exhibit 5).
          8.2-           Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. as to
                         U.S. tax matters relative to the Ordinary Shares (included in the Prospectus relating to the Ordinary Shares under
                         "Taxation" with a confirmation included in this Exhibit).
         10.1**          Accession Agreement to the Pooling an Settlement Agreement.
         10.2**          Carried Interest Agreement between Independent Energy UK
                         Limited and Altwood Petroleum Limited dated May 21, 1996.
         10.3**          Hive-up Agreement dated May 14, 1996 between Eukan Energy
                         Limited and Independent Energy UK Limited.
         10.4**          Hive-up Agreement dated May 14, 1996 between Elswick
                         Petroleum Limited and Independent Energy UK Limited.
         10.5**          Second Tier License to Supply Electricity for Independent
                         Energy UK Limited dated March 7, 1996.
         10.6**          Loan Note Instrument dated June 30, 1997 by Independent
                         Energy Holdings PLC with respect to L1,400,000 10% unsecured
                         Notes due 2002.
         10.7**          Warrant Instrument dated June 30, 1997 by Independent Energy
                         Holdings PLC with respect to 140,000 Warrants to purchase
                         ordinary shares.
         10.8**          Credit Agreement dated September 5, 1997 between Independent
                         Energy Holdings PLC, Independent Energy UK Limited Barclays
                         Bank PLC and several lenders (incorporated by reference to
                         Registration Statement No. 333-56223).
         10.9***         Letter Agreement regarding Amendment to Credit Agreement
                         dated June 4, 1998 between Independent Energy Holdings PLC,
                         Independent Energy UK Limited, Barclays Bank PLC and several lenders (incorporated by reference to Registration Statement
                         No. 333-56223).
         10.10***        Letter of Variation dated July 15, 1998 between Independent
                         Energy Holdings PLC, Independent Energy UK Limited and
                         Barclays Bank PLC (incorporated by reference to Registration
                         Statement No. 333-56223).
         10.11**         Master Equipment Lease Agreement dated April 19, 1996
                         between Machinery Acceptance Corporation and Independent
                         Energy UK Limited (incorporated by reference to Registration
                         Statement No. 333-56223).
         10.12***        Master Finance Lease Agreement dated June 17, 1997 between
                         Debis Financial Services Limited and Independent Energy UK
                         Limited (incorporated by reference to Registration Statement
                         No. 333-56223).

      EXHIBIT NO.                                DESCRIPTION
         10.13***        Lease Master Agreement dated October 30, 1997 between ING
                         Lease (UK) Limited and Independent Energy UK Limited
                         (incorporated by reference to Registration Statement No.
                         333-56223).
         10.14***        Agreement, dated July 8, 1999, for a Revolving Advance and
                         Letter of Credit Facility between Independent Energy UK
                         Limited, Independent Energy Holdings PLC, Barclays Capital,
                         Barclays Bank PLC and the financial institutions party
                         thereto.
         10.15***        License Farmout Agreement, dated January 11, 1999, between
                         Independent Energy UK Limited, ISO (U.K.) Limited, Archean
                         Energy (U.K.) Limited and Altwood Petroleum Limited.
         10.16***        License Buy-in Agreement, dated February 23, 1999, between
                         Independent Energy UK Limited and Vulcan Energy Limited.
         10.17+          Agreement dated October 22, 1999 for the sale and purchase of the stock of York Gas Limited between York Waterworks
                         Enterprises Limited, Independent Energy Holdings PLC and
                         Kelda Group PLC.
         10.18+          Marketing Agreement dated December 24, 1999 between
                         Independent Energy UK Limited, Independent Energy Holdings
                         PLC, Future Network Services Limited and Future Integrated
                         Telephony PLC
         10.19+          Deed of Variation dated February 2, 2000 between Independent
                         Energy UK Limited, Independent Energy Holdings PLC, Future
                         Network Services Limited and Future Integrated Telephony
                         PLC.
         10.20+          Supplemental Security Agreement, dated 6th March 2000,
                         relating to a Security Agreement, dated 21st October 1999, between Independent Energy UK Limited and Barclays Bank PLC, as agent.
         10.21+          Letter Agreement, dated 6th March 2000, relating to the
                         facility letter dated 21st October 1999, between Independent
                         Energy UK Limited, Independent Energy Holdings PLC and
                         Barclays Bank PLC.
         10.22+          Letter Agreement, dated 6th March 2000, relating to the
                         Revolving Advance and Letter of Credit Facility dated 8th
                         July 1999, between Independent Energy UK Limited,
                         Independent Energy Holdings PLC and Barclays Bank PLC, as
                         agent.
         10.23-          Letter Agreement, dated 6th March 2000, relating to the
                         Revolving Advance and Letter of Credit Facility dated 8th
                         July 1999, between Barclays Bank PLC, Donaldson, Lufkin &
                         Jenrette, Inc., Independent Energy UK Limited and
                         Independent Energy Holdings PLC.
         21-             List of Subsidiaries
         23.1-           Consent of Masons (included in Exhibit 5).
         23.2-           Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                         (included in Exhibit 8.2).
         23.3+           Consent of Pannell Kerr Forster.
         23.4+           Consent of Gaffney, Cline & Associates Ltd.
         24+             Powers of Attorney (included on the signature pages hereof)
         99***           Reserve Report of Gaffney, Cline & Associates Ltd., dated
                         August 10, 1999.


------------------------------

* Incorporated by reference from the Registration Statement on Form 20-F (File No. 0-23451) filed by Independent Energy with the Commission.

** Incorporated by reference from the Registration Statement on Form F-1 (File No. 333-56223) filed by Independent Energy with the Commission.

*** Incorporated by reference from the Registration Statement on Form F-3 (File No. 333-85719) filed by Independent Energy with the Commission.

+    To be filed

-    Filed herewith

+    Previously filed